Exhibit 99.1
Globus Medical Reports Third Quarter 2026 Results and Announces a $500 Million Increase to the Share Repurchase Program
AUDUBON, PA., November 5, 2026: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology company, today announced its financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Results
•Worldwide net sales were $763.7 million, a decrease of 0.7%, or a decrease of 0.5% on a constant currency basis.
•Base business sales (non-GAAP), excluding Nevro, were $690.0 million, an increase of 3.0%, as reported.
•GAAP net income for the quarter was $141.2 million.
•GAAP diluted earnings per share (“EPS”) was $1.04, an increase of 18.2%. Non-GAAP diluted EPS was $1.23, an increase of 4.4%.
•GAAP gross profit as a percentage of net sales was 66.7%, an increase of 2.5%. Non-GAAP adjusted Gross Profit as a percentage of sales was 69.5%, an increase of 1.4%.
“Third quarter revenue finished at $764 million, down slightly from the prior year quarter,” commented Keith Pfeil, President and Chief Executive Officer. “U.S. Spine faced difficult prior year comparables, growing 2% in the third quarter, as compared to double digit growth in the prior year quarter. On an average two-year basis, the U.S. Spine business is growing mid-single digits, reflecting our ability to capture share in the market, as we lead with innovation and differentiation. Our Enabling Technologies strategy continued to make progress, delivering revenue growth of 24%, while simultaneously deploying 73% more robot and navigation units as compared to the prior year quarter, reflecting continued strong demand for our technology and execution against our capital deployment plan. We remain focused on our long-term strategy of achieving improved surgical outcomes through the Globus ecosystem, bringing together patient selection, surgical techniques with complementary implants and technology to drive the surgical procedure, through a closed-loop surgical intelligence ecosystem.”
“Our third quarter results highlight our Company’s commitment to delivering consistent adjusted gross profit margin expansion, bottom-line profit, and free cash flow generation, as we delivered the eighth straight quarter of sequential adjusted gross profit margin expansion and record quarterly operating cash flow and free cash flow generation,” said Kyle Kline, Chief Financial Officer. “Our performance reflects disciplined execution across the business, which positions us to deliver sustained earnings growth, cash generation, and enhanced shareholder returns. To further this commitment, our Board has authorized a $500 million increase to our existing share repurchase program, which reflects confidence in our long-term growth profile and underlying earnings and cash generation prowess.”
Worldwide net sales for the third quarter of 2026 were $763.7 million, an as-reported decrease of 0.7% over the third quarter of 2025. U.S. net sales for the third quarter of 2026 increased by 0.5% compared to the third quarter of 2025. International net sales decreased by 5.7% over the third quarter of 2025 on an as-reported basis and decreased by 5.0% on a constant currency basis.
GAAP net income for the third quarter of 2026 was $141.2 million, an increase of 18.7% over the same period in the prior year. The increase in GAAP net income was primarily driven by the decrease in cost of sales and operating expenses, decreasing $19.6 million and $25.9 million, respectively, in comparison to the third quarter of 2025. GAAP diluted EPS for the third quarter was $1.04, compared to $0.88 for the third quarter of 2025, an increase of 18.2%. Non-GAAP diluted EPS for the third quarter of 2026, which excludes, among other costs, amortization of intangibles, merger and acquisition-related costs, and restructuring-related costs, was $1.23, compared to $1.18 in the third quarter of 2025, an increase of 4.4%.
2026 Annual Guidance
The Company is updating its guidance for full-year 2026 revenue to $3.09 billion from the previous range of $3.18 billion to $3.22 billion, representing 5.1% revenue growth as compared to fiscal 2025. The Company reaffirms its full-year fiscal 2026 non-GAAP fully diluted EPS guidance to be in the range of $4.95 to $5.05, representing 24.4% to 26.9% growth over fiscal 2025 non-GAAP fully diluted EPS.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2026 third quarter results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.
To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading global musculoskeletal technology company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Merger and acquisition related costs represent the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees. Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities. We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.
In addition, for the period ended September 30, 2026 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted EPS, which represent net income and diluted EPS excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain income tax net benefits and non-recurring tax adjustments, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income. We also present non-GAAP adjusted gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.
Additionally, for the period ended September 30, 2026 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business sales and revenue growth, excluding the contribution from Nevro Corp. (“Nevro”), which we acquired in 2025. We believe these provide insight to how the Company is performing without the impact of the Nevro acquisition.
Non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP diluted EPS, non-GAAP adjusted gross profit, free cash flow, constant currency net sales growth, base business revenue growth, and day-adjusted basis sales are not calculated in conformity with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the three and nine months ended September 30, 2026 and 2025.

We are unable to present a quantitative reconciliation of our expected fully diluted GAAP EPS to non-GAAP diluted EPS as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, gains and losses from strategic investments, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, the successful integration of businesses that we have acquired or may acquire in the future, and other risks. For a discussion of these and other risks, uncertainties, and other factors that could affect our results, refer to the disclosures contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our subsequent filings with the SEC. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. As used herein, the “Company,” “Globus,” “Globus Medical,” “we,” “us,” and “our” refers to Globus Medical, Inc.
Share Repurchase Program
On November 2, 2026, our Board of Directors authorized the Company to repurchase an additional $500 million of shares of its common stock under our existing share repurchase program (the “Repurchase Program”), which does not have an expiration date. Repurchases under the Repurchase Program may be made through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and actual number of shares repurchased under the Repurchase Program will be determined by management at its discretion and will depend on a variety of factors, including market price of the shares, general business and market conditions, applicable legal requirements and alternative investment opportunities. The Repurchase Program has no time limit and may be suspended for periods or discontinued at any time.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Net sales	$763,719	$769,048	$2,313,185	$2,112,511

Cost of sales and operating expenses:
Cost of sales (exclusive of amortization of intangibles)	232,917	252,533	708,422	696,695
Research and development	34,529	38,067	107,360	111,083
Selling, general and administrative	288,471	313,597	873,069	860,018
Amortization of intangibles	29,574	29,843	88,660	88,834
Acquisition-related costs	720	(2,713)	18,177	31,500
Restructuring costs	(43)	358	7,126	13,905

Operating income/(loss)	177,551	137,363	510,371	310,476

Other income/(expense), net
Interest income/(expense), net	8,413	1,455	20,921	3,829
Foreign currency transaction gain/(loss)	(1,714)	(161)	(4,687)	4,147
Bargain purchase gain	—	3,800	1,118	114,361
Other income/(expense)	(982)	1,537	2,436	3,022
Total other income/(expense), net	5,717	6,631	19,788	125,359

Income/(loss) before income taxes	183,268	143,994	530,159	435,835
Income tax provision/(benefit)	42,097	25,028	113,117	38,561

Net income/(loss)	$141,171	$118,966	$417,042	$397,274

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(2,074)	30	(3,785)	347
Foreign currency translation gain/(loss)	2,214	658	(225)	17,441
Total other comprehensive income/(loss), net of tax	140	688	(4,010)	17,788
Comprehensive income/(loss)	$141,311	$119,654	$413,032	$415,062

Earnings per share:
Basic	$1.05	$0.88	$3.09	$2.93
Diluted	$1.04	$0.88	$3.04	$2.90
Weighted average shares outstanding:
Basic	134,150	134,502	134,853	135,484
Diluted	136,017	135,394	137,195	137,219

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$441,272	$526,156
Short-term marketable securities	76,163	31,087
Accounts receivable, net of allowances $47,866 and $33,434, respectively	675,297	678,938
Inventories	824,144	759,277
Prepaid expenses and other current assets	116,437	65,426
Income taxes receivable	48,651	64,727
Total current assets	2,181,964	2,125,611
Property and equipment, net	532,760	564,452
Operating lease right of use assets	56,768	63,786
Long-term marketable securities	353,738	71,819
Intangible assets, net	667,468	745,064
Goodwill	1,453,561	1,435,033
Other assets	75,993	78,781
Deferred income taxes	205,941	218,215
Total assets	$5,528,193	$5,302,761

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$107,428	$98,852
Accrued expenses	326,858	333,586
Operating lease liabilities	14,176	14,738
Income taxes payable	5,844	4,155
Business acquisition liabilities	25,820	19,513
Deferred revenue	27,812	27,655
Total current liabilities	507,938	498,499
Business acquisition liabilities, net of current portion	80,547	81,995
Operating lease liabilities	93,378	103,918
Deferred income taxes and other tax liabilities	31,603	23,756
Other liabilities	18,477	21,343
Total liabilities	731,943	729,511

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 110,235,170 and 112,625,126 shares at September 30, 2026 and December 31, 2025, respectively	110	113
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	3,259,292	3,169,812
Accumulated other comprehensive income/(loss)	11,336	15,346
Retained earnings	1,525,490	1,387,957
Total equity	4,796,250	4,573,250
Total liabilities and equity	$5,528,193	$5,302,761

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$417,042	$397,274
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain purchase gain	(1,118)	(114,361)
Depreciation and amortization	209,730	207,357
Provision for excess and obsolete inventory	14,671	15,988
Amortization of acquisition accounting fair value step up	—	19,631
Stock-based compensation expense	37,743	38,361
Allowance for expected credit losses	13,954	5,311
Change in fair value of business acquisition liabilities	16,231	2,668
Change in deferred income taxes	24,778	525
(Gain)/loss on disposal of assets, net	6,765	8,438
Payment of business acquisition-related liabilities	(2,965)	(16,425)
Net (gain)/loss from foreign currency adjustment	277	(14,621)
(Increase) decrease in:
Accounts receivable	(12,345)	11,971
Inventories	(60,086)	(17,420)
Prepaid expenses and other assets	3,826	(6,689)
Increase (decrease) in:
Accounts payable	6,664	(654)
Accrued expenses and other liabilities	(15,375)	25,442
Income taxes payable/receivable	17,540	(57,936)
Net cash provided by/(used in) operating activities	677,332	504,860
Cash flows from investing activities:
Purchases of marketable securities	(398,841)	(37,109)
Sales and maturities of marketable securities	66,805	174,238
Purchases of property and equipment	(113,172)	(118,482)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(22,417)	(262,212)
Net cash provided by/(used in) investing activities	(467,625)	(243,565)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(17,417)	(11,240)
Net proceeds from exercise of stock options	52,812	26,999
Payments related to tax withholdings for share-based compensation	(3,453)	(2,698)
Repurchase of common stock	(279,001)	(255,451)
Repayment of senior convertible notes	—	(449,985)
Net cash provided by/(used in) financing activities	(247,059)	(692,375)
Effect of foreign exchange rates on cash	(1,117)	18,411
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(38,469)	(412,669)
Cash, cash equivalents, and restricted cash at beginning of period	526,156	784,438
Cash, cash equivalents, and restricted cash at end of period	$487,687	$371,769

Supplemental disclosures of cash flow information:
Income taxes paid, net	$65,804	$95,096
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$12,209	$13,454

The following table provides a reconciliation of cash and cash equivalents reported on our condensed consolidated balance sheets to the total of the cash, cash equivalents, and restricted cash reported within our condensed consolidated statements of cash flows.

	As of September 30,
(In thousands)	2026	2025
Cash and cash equivalents shown in the condensed consolidated balance sheets	$441,272	$371,769
Restricted escrow deposits included in prepaid expenses and other current assets	46,415	—
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$487,687	$371,769

Supplemental Financial Information
Net Sales by Product Category:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Musculoskeletal Solutions	$728,855	$741,009	$2,225,379	$2,027,124
Enabling Technologies	34,864	28,039	87,806	85,387
Total net sales	$763,719	$769,048	$2,313,185	$2,112,511
Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2026	2025
Cash and cash equivalents	$441,272	$526,156
Short-term marketable securities	76,163	31,087
Long-term marketable securities	353,738	71,819
Total cash, cash equivalents and marketable securities	$871,173	$629,062
The following tables reconcile GAAP to non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	2026	2025
Net income/(loss)	$141,171	$118,966	$417,042	$397,274
Interest (income)/expense, net	(8,413)	(1,455)	(20,921)	(3,829)
Provision for income taxes	42,097	25,028	113,117	38,561
Depreciation and amortization	70,933	71,126	211,138	207,831
EBITDA	245,788	213,665	720,376	639,837
Stock-based compensation expense	11,743	11,528	37,740	37,838
Provision for litigation, net	3,665	28,261	3,861	24,353
Merger and acquisition-related costs (1)	632	4,678	18,363	46,177
Net (gain) loss from strategic investments	911	(946)	(278)	(2,255)
Non-cash acquisition-related foreign currency impacts	(60)	(3,045)	(277)	(15,382)
Restructuring costs	(473)	2,260	8,674	22,909
Bargain purchase gain	—	(3,800)	(1,118)	(114,361)
Adjusted EBITDA	$262,206	$252,601	$787,341	$639,116

Net income/(loss) as a percentage of net sales	18.5%	15.5%	18.0%	18.8%
Adjusted EBITDA as a percentage of net sales	34.3%	32.8%	34.0%	30.3%
(1)Merger and acquisition-related costs represent certain costs associated with acquisitions. These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs Table.

Non-GAAP Merger and Acquisition-related Costs Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Amortization of inventory fair value step up	$—	$6,957	$—	$12,973
Change in fair value of business acquisition liabilities	172	(2,721)	16,231	2,681
Employee-related costs (b)	548	—	1,946	27,418
Other acquisition-related costs (a)	(88)	442	186	3,105
Merger and acquisition-related costs	$632	$4,678	$18,363	$46,177
(a)Primarily comprised of legal fees, advisory and consulting fees.
(b)Primarily comprised of severance, share-based compensation and termination fees.
Non-GAAP Net Income Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net income/(loss)	$141,171	$118,966	$417,042	$397,274
Provision for litigation, net	3,665	28,261	3,861	24,353
Amortization of intangibles	29,574	29,843	88,660	88,834
Merger and acquisition-related costs (1)	632	4,678	18,363	46,177
Net gain/(loss) on strategic investments	911	(946)	(278)	(2,255)
Non-cash acquisition-related foreign currency impacts	(60)	(3,045)	(277)	(15,382)
Restructuring costs	(473)	2,260	8,674	22,909
Bargain purchase gain	—	(3,800)	(1,118)	(114,361)
Provision for income tax benefit from non-recurring tax adjustments	—	(1,740)	—	(36,555)
Tax effect of adjusting items	(8,378)	(15,127)	(28,695)	(40,034)
Non-GAAP net income/(loss)	$167,042	$159,350	$506,232	$370,960
(1)See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table for the detail of these costs.
Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	2026	2025
Net sales	$763,719	$769,048	$2,313,185	$2,112,511
Cost of sales (exclusive of amortization of intangibles)	232,917	252,533	708,422	696,695
Amortization of intangibles	21,651	22,665	63,872	69,516
Gross Profit	$509,151	$493,850	$1,540,891	$1,346,300

Amortization of inventory fair value step up	—	6,957	—	12,973
Amortization of intangibles	21,651	22,665	63,872	69,516
Adjusted Gross Profit	$530,802	$523,472	$1,604,763	$1,428,789

Gross Profit % of Net Sales	66.7%	64.2%	66.6%	63.7%
Adjusted Gross Profit % of Net Sales	69.5%	68.1%	69.4%	67.6%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Per share amounts)	2026	2025	2026	2025
Diluted earnings per share, as reported	$1.04	$0.88	$3.04	$2.90
Provision for litigation, net	0.03	0.21	0.03	0.18
Amortization of intangibles	0.22	0.22	0.65	0.65
Merger and acquisition-related costs (1)	—	0.03	0.13	0.34
Net (gain) loss from strategic investments	0.01	(0.01)	—	(0.02)
Non-cash acquisition-related foreign currency impacts	—	(0.02)	—	(0.11)
Restructuring costs	—	0.02	0.06	0.17
Bargain purchase gain	—	(0.03)	(0.01)	(0.83)
Provision for income tax benefit from non-recurring tax adjustments	—	(0.01)	—	(0.27)
Tax effect of adjusting items	(0.06)	(0.11)	(0.21)	(0.29)
Non-GAAP diluted earnings per share	$1.23	$1.18	$3.69	$2.70
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
*Amounts may not add due to rounding.
Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$265,227	$249,696	$677,332	$504,860
Purchases of property and equipment	(40,389)	(35,817)	(113,172)	(118,482)
Free cash flow	$224,838	$213,879	$564,160	$386,378
Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended September 30,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2026	2025
United States	$620,980	$617,633	0.5%	$—	0.5%
International	142,739	151,415	(5.7%)	(1,124)	(5.0%)
Total net sales	$763,719	$769,048	(0.7%)	$(1,124)	(0.5%)

	Nine Months Ended September 30,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2026	2025
United States	$1,844,973	$1,702,274	8.4%	$—	8.4%
International	468,212	410,237	14.1%	10,430	11.6%
Total net sales	$2,313,185	$2,112,511	9.5%	$10,430	9.0%

Base Business and Nevro Corp. Net Sales Reconciliation Table:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2026	2025	2026	2025
Net Sales of Nevro products	$73,701	$99,254	$237,392	$193,839
Net Sales of base business	690,018	669,794	2,075,793	1,918,671
Total net sales	$763,719	$769,048	$2,313,185	$2,112,511

Investor Contact:
Shagun Singh
Senior Vice President, Strategy and Investor Relations
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com